LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	WHEREAS, RadioShack Corporation, a Delaware corporation (the Company), wishes to facilitate compliance by directors and reporting officers of the Company with the provisions of Section 16 of the Securities Exchange Act of 1934; and

	WHEREAS, the Company may from time to time file with the Securities and Exchange Commission (SEC) a Form 3, 4 or 5 on behalf of the undersigned;

	NOW, THEREFORE, the undersigned hereby designates, constitutes and appoints
Robert C. Donohoo of the Company, and each of them separately, as the undersigned's attorney, with full power to act for and on behalf of the undersigned in connection with, and to sign the name of the undersigned to any and all Forms 3, 4 and 5 that the Company may hereafter file with the SEC on behalf of the undersigned under the provisions of the Securities Exchange Act of
1934 and the rules and regulations promulgated thereunder.  The undersigned acknowledges that the foregoing attorney-in-fact, in serving in this capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Securities Exchange Act of 1934.   This power of attorney hereby revokes all
power of attorney forms executed prior to the date hereof and related to the subject matter hereof, and this power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23rd day of September, 2014.

	/s/Holly Felder Etlin
	Signature
	Printed Name: Holly Felder Etlin


Subscribed and sworn before me this 23rd day of September, 2014.
						________________________________
	Notary Public